Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of AquaBounty Technologies, Inc. of our report dated March 9, 2021, relating to the consolidated financial statements of AquaBounty Technologies, Inc., appearing in the Annual Report on Form 10-K of AquaBounty Technologies, Inc. for the year ended December 31, 2020.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

August 13, 2021